EXHIBIT 23.1


                         INDEPENDENT AUDITOR'S CONSENT

         We consent to use in this Pre-effective Amendment No. 2 to Form S-3 on Form SB-2, Registration Statement No. 333-48542, of Sales OnLine Direct, Inc. of our report dated April 2, 2000 appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Wolf & Company, P.C.

Wolf & Company, P.C.

Boston, Massachusetts
January 31, 2001